EXHIBIT 99.1
CORPORATE PARTICIPANTS
Susan Lyne
Martha Stewart Living Omnimedia — President/CEO
Howard Hochhauser
Martha Stewart Living Omnimedia — CFO
CONFERENCE CALL PARTICIPANTS
Rich Ingrassia
Roth Capital — Analyst
Richard Tull0
Sidoti & Company — Analyst
David Kestenbaum
Morgan Joseph — Analyst
Michael Meltz
Bear Stearns — Analyst
PRESENTATION
Operator
Good morning. And welcome to the Martha Stewart Living Omnimedia third quarter 2007 earnings conference call and webcast. All participants will be in a listen-only mode until the question-and-answer session of the call. At the request of Martha Stewart Living Omnimedia, this call is being recorded. Anyone with objections should disconnect at this time. At this time, it is my pleasure to introduce Howard Hochhauser, Chief Financial Officer of Martha Stewart Living Omnimedia. Sir, you may begin when ready.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Thank you. I would like to cover three topics with those of you on the call. First, a review of the third quarter. Second, I will go through the business by segment. Finally, I will provide updated guidance. Before turning the call over to Susan, let me remind you that our discussions will contain forward-looking statements which are made pursuit to the Private Securities Litigation Reform Act of 1995, as amended. The statements are not guarantees of future performance, and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Now, let me turn things over to Susan.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Thank you, Howard. And good morning to all of you joining us on our Q3 earnings call. I am happy to report that we posted a great quarter with double-digit revenue growth and positive trends in operating income, adjusted EBITDA and per-share results. These gains underscore the vitality of our brands. Publishing revenues grew 27% with ad revenues surging by 40%. Merchandising continues to build strong business items. Our key financial objectives this year were to return to profitability and deliver positive free cash flow of the full-year 2007. We are firmly on track to achieve these goals. Publishing remains our power hitter.

As noted, ad revenue is up 40% for the quarter, led by robust sales at Martha Stewart Living. Revenue growth continues to exceed ad pages, the pages were also up, 32% at Living, 23% of Everyday Food and 24% at Body + Soul. I can tell you today that fourth quarter looks just as strong. October and November results, October/November revenue results for Living have been outstanding and ad pages for December are within striking distance of our 2002 record. Our book business with Clarkson Potter is cooking, pun intended. Earlier this fall, we released the Martha Stewart Living Cookbook, Volumes 1 and 2. These are the first two titles in our new agreement with Clarkson to publish 10 books over a five-year period.
Next up, Martha Stewart Wedding Cakes. This book will feature more than 150 inspiring wedding cakes for both the bride and the baker, and is do out in late December. Our new merchandising initiatives are gathering momentum. Last month in Ormond Beach, Florida, we opened up what was our ninth Martha Stewart KB Home community. In today’s real estate environment, the potential upside to our near-term financial results in this licensing bill has been limited but consumer response to these homes continues to be positive relative to like communities in the market and we plan to open additional communities in 2008. Our Martha Stewart’s Craft’s line, which launched at Michael’s Arts and Craft Stores earlier this year, is currently rolling out to independent craft retailers. Our goal is to get this business right in the near term, and then to scale it.
To that end, we were very encouraged by the response to our Halloween product which had extremely strong sell through in stores. We continue to advance our strategic position in the crafts market, most recently, with our investment and license with Wilton. But our key merchandising initiative this quarter was the September launch of our Martha Stewart Collection at Macy’s. The consumer response has been terrific and while we do not have numbers to share at this stage, early indicators are highly encouraging. Our white wear collection of dishes and serving pieces is a run away success along with Trousseau bedding, our enameled cookware and all the special occasion products. Our bridal registration has been extraordinary. And that is without Fine China, which launches in January. This is the first time our merchandising segment has played in the wedding space and the response only underscores our brand equity with brides.
Going forward, we are working to refine and add to the collection, categories like decorative accessories, storage and gift items, are high on our list to make this program an engine both for us and for Macy’s. On our last call, I got a question about our same-store sales declines at Kmart and whether this might indicate waiting consumer interest. My answer then was that our sales had more to do with inventory levels than lack of new product, than anything else. And that we were looking forward to the September relaunch of our fashion bedding. The first fully refreshed collection in several years. I am happy to report that fashion bedding is up 42% since relaunch, a strong indication that consumer interest is as high as ever. The positive response to our new product launches gives us increasing confidence about the prospects for our forthcoming cobranded food line with Costco. This line of fresh and frozen foods is on track to launch in early 2008.
Next month, we will offer consumers a sneak peek or taste of what is in store with a hormone and antibiotic free-smoked ham for the holidays. Many people consider ham the ultimate holiday entree, and you know Martha’s ham will be the ultimate of the ultimate. In January, we will launch with soups, followed shortly by dips and hors d’oeuvres. In total, we will be introducing 28 SKU’s in ‘08, in three categories, ready-to-use, ready-to-heat and ready-to-serve. Before I move off of merchandising, I want to mention our 1-800-FLOWERS partnership. This is an important new business, because it will allow us to offer same day delivery, the lion’s share of the flower market, by offering the 1-800-FLOWERS network as well as direct from growers business. We expect to launch the program in early April, in time for Mother’s Day. Onto broadcasting.
Our nationally syndicated television series, the Martha Stewart Show, kicked off its third season in September. Our ratings are currently south of where we would like them to be. This we attribute to new time slots in more than 50% of the country and continued erosion in the overall syndicated daytime television market. But the good news is that advertising rates and high margins, product integrations are up and our production costs are down. We have targeted several million dollars in production cost savings and are on track to achieve it. We are focused on a few avenues to improve the performance of our broadcast business. I just mentioned cost and we are committed to bring costs in line with revenue. On the revenue side, we are orienting the show’s content to what we do best, more how-to programming featuring experts. We are also expanding our television presence with several new initiatives.
We have an agreement with the Scripps-owned Fine Living TV network to air the Martha Stewart Show at prime time on a day delay basis. Scripps has also picked up a series for the DIY Network consisting of a half hour Martha Stewart Craft segment, that show begins airing later this month. We are further expanding our relationship with Fine Living in the fourth quarter with three holiday specials. This high margin deal, which leverages existing video segments, underscores the value of our evergreen content and also serves to cross-market some of our other offerings. The Halloween special, for example, was a terrific promotional tool for our Halloween special issue.
Also in the cable arena, we signed a deal with Comcast Digital and Cox Cable to provide Martha Stewart on demand. A new VOD service available to their customers, approximately 15 million households in total. This offering is off to a great start and is a terrific fit with our content strategy. We want our passionate consumers to have access to Martha, our team of experts, and our creative content whenever, wherever, and however they want it. That strategy makes for a good segue to an update on our Internet business. Internet is, of course, a key strategic priority for us. Our third quarter results looked back in isolation are somewhat below our expectations, but there are important trends and developments in this business that lead us to believe we are making progress. While traffic I was relatively flat in the third quarter, which was disappointing, current trends are very positive with every key metric registering strong growth last month.
For October, page views are up 33% year-over-year, page views per unique were up 23% and time spent per visit up 18% for the same period. Traffic is the first step, of course, since ad dollars follow eyeballs. To capture that opportunity we have to stay focused and execute well. The platform we built is fundamentally strong and flexible in all the ways we have hoped. Going forward, our first priority is to maximize the potential of the marthastewart.com site using the learning we have gotten this last six months to guide future investment. Food and Holidays are major traffic drivers and we will continue to refine and expand those offerings. But we are seeing real opportunity in niche areas like weddings and whole living as well. I want to just note here that our success with Macy’s bridal registry may be impacting wedding’s traffic on this site or vice versa but there are clearly synergies here that we would to mind.
Next week, we will launch the first phase of our personalization and community feature. We have always had a passionate and engaged Martha Stewart community. Valid users will be able to communicate directly with us and one another. They will also be able to save content to their personal web page and comment on rate and review articles, recipes, and how-to content. New products are part of our strategy, too. We are exploring the commercial viability of a project we are calling Marthapedia and recently invested in envision or Phase I of that project. Research indicates that this is as big an opportunity as we believe, we will move forward positioning Marthapedia as the destination for all information about the home. We are committed to building a powerful Internet platform and recent traffic trends indicate that our investment is resonating with users. But of course the true measure of success is in how we monetize it.
You may have seen earlier this week that we announced a few key appointments on our media sales team under Wenda Harris Millard. We are actively seeking to leverage our Internet platform with our proven media assets, to offer marketers more cross platform opportunities. We think we can deliver something others cannot in the form of broader programs with bigger marketers are increasingly demanding in their media buys.
Going forward, we will look to extend the momentum we have seen in publishing across all of our media platforms. We aim to create a nexus of unique strength in media and advertising, where the interests of advertisers and a highly engaged consumer base come together. In conclusion, this has been a terrific quarter with results that underscore the vitality of our brand. Our merchandising initiatives, including our line at Macy’s, are showing strong business momentum and there is every reason to expect publishing to remain strong. We are on track to reach profitability as we approach the end of 2007 with all cylinders firing. I am going to turn the call back to Howard now to walk you through of a more detailed financial review and our guidance. Thank you.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Thank you, Susan. Beginning with the quarter review, our strong third quarter results are an important measure of the company’s overall health in 2007, the year we expect to return to profitability. Total revenue in the quarter was up to 13% to $69.3 million and our adjusted EBITDA loss of $700,000 came in well ahead of our guidance, and ahead of last year’s $2.6 million loss which would have been $5.1 million excluding the $2.5 million one-time gain in the prior-year period. That is an improvement of $4.4 million.
In the publishing segment, revenue grew 27% or $9.9 million, while adjusted EBITDA increased $4.8 million to $7.7 million. The significant growth in adjusted EBITDA illustrates the high incremental margins associated with our publishing business. We published two issues of Blueprint in the third quarter, up from one in the prior year’s quarter with a Q3 investment of $1.7 million. We have finished the quarter with $64.8 million in cash, cash equivalents and short-term investments.
Now, I will turn to full-year guidance for 2007. On a consolidated basis, we are revising our guidance, targeting $330 million in revenue, a range of $7.5 million to $9.5 million for operating income and a range of $33 to $35 million for adjusted EBITDA. I will talk about why in a moment. CapEx should approximate $5 million, and we do not expect any material tax charges for the year. The key factor in our guidance for the year is our continued strength in publishing. As Susan mentioned, this includes what we already know to be excellent results or excellent results in November and December for Living, however, it is still too early to call a strong quarter for merchandising, due to the weak housing market, which limits our near-term upside from our KB deal.
While we are highly encouraged by our initial cases from Macy’s, we are also well aware of the trends reported by many major retailers in their most recent monthly same-store sales reports. We therefore are factoring in a degree of caution into our outlook. We do expect to see some modest expense increases in our media businesses, stemming from the build-out of our sales team, and the investment in Marthapedia as Susan discussed. These are revenue generating provisions so they are important strategic moves to make now. These disciplined near term investments will help set the stage for 2008 growth. I would note that our revised guidance puts us in line with our initial expectations provided back in February calling for adjusted 2007 EBITDA of $32 to $35 million.
Finally, here is our fourth quarter 2007 guidance on both a consolidated and segment basis. On a consolidated basis, we are expecting revenue to be approximately $120 million, we anticipate operating income in the range of $33 to $35 million, and adjusted EBITDA in the range of $37 to $39 million. By segment, our fourth quarter guidance is as follows. For publishing, fourth quarter revenue is expected to be approximately $53 million. Adjusted EBITDA is expected to be in the range of $2 to $2.5 million. In the fourth quarter, we anticipate ad page growth of 12% year-over-year for Living and 8% for everyday food. We expect revenue growth to continue to outpace page growth. With total revenue forecasted to increase approximately 23%. Merchandising revenues for the fourth quarter are expected to approximate $49 million. Adjusted EBITDA is expected to be $44 million. We anticipate Internet revenues of about $6 million for the quarter, and adjusted EBITDA to be in the range of breakeven to $1 million.
Broadcasting revenue is expected to be $12 million, with adjusted EBITDA in the range of a $0.5 million to $1.0 million. Corporate expenses should approximate $9.5 million. In closing, the quarter’s results are a strong endorsement of our strategic focus on delivering solid, near-term gains while accelerating the company’s long-term expansion. Our strong year-to-date results position is very well to return to profitability and generate free cash flow for the full year of 2007. These will be significant achievements for the company and place us on a good path heading into 2008. Meanwhile, we continue to pursue new ways of augment growth and shareholder returns with improved capital efficiency by putting our strong balance sheet to work. We look forward to sharing the fruits of that effort in the coming quarters. Thank you, we will now turn it over to the operator for Q-And-A.
QUESTION AND ANSWER
Operator
Thank you. (OPERATOR INSTRUCTIONS). Thank you. Our first question is coming from Rich Ingrassia with Roth Capital.
Rich Ingrassia - Roth Capital — Analyst
Thanks. Good morning everybody.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Good morning.
Rich Ingrassia - Roth Capital — Analyst
Question about the Internet business in maybe a little bit more detail if you can. But beyond the content initiatives and the effect that they may have on traffic and engagement and in rates, can you speak maybe a little bit more detail on the potential diversification and enhancement of the revenue models, specifically, you know, what initiatives do you have in mind there, along the lines of ad network participation, video advertising, behavioral targeting, that sort of thing?
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
I can talk about the ad network initiative we began last month, but I want to be pretty clear here that our primary revenue stream is going to be advertising. We really are a two-revenue model business. Advertising revenue, licensing revenue. And so we are going to stick to what we do really well. We do believe that because we have such robust and unique media products across publishing, broadcasting, and ultimately Internet, that we do have a different opportunity to really monetize that. And one of the reasons we brought Wenda Harris Millard into the company was to really take advantage of that. So we have, in fact, announced what we’re calling Martha’s Circle, which is a group of very high-quality site and blog that everybody at our company feels are very in keeping with what we do and yet offer people the ability to go deeper into one or another niche area. And we are selling that advertising around our mother site. But the largest growth we see going forward certainly for the near term is going to be coming from marthastewart.com and from the Omnimedia sales of our magazines, television and Internet.
Rich Ingrassia - Roth Capital — Analyst
Okay. Thank you. And, on the magazine side, you know, page growth has been strong and easy to track your progress there. Can you maybe fill in a little more detail on CPMs, if not specific numbers, are we getting close to returning to 2002 levels now? If not, maybe when? And at what point do you think they normalize in ‘08 or ‘09?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes, let me jump in and answer that one. And to your point, as I was reading my speech, I wanted to point out something, we said that Living page growth will increase 12% and 8% for Everyday Food, and I wrote in, because it’s an important point that total publishing revenue will increase 23%. And the reason I did that is, you know, what you see there is a big increase in total revenue in the publishing segment. So if total revenue is up 23, ad revenue is up closer to 30. So our rates, in our revenue on a percentage basis will increase approximately double. So relative to 2002, to Susan’s point about ad pages, we are still about 25% below on an ad-revenue basis. That is a mix of rate and volume, the volume being our CPM. So our rate base in 2002 was about 2.3 million, so we are still 15% below that, so we still have some rate base to increase or to make up, and then we have a rate increased to make up.
Rich Ingrassia - Roth Capital — Analyst
Okay. I appreciate that detail there. And then last question, on Costco, is there any way you can quantify that opportunity for us, Susan? If not, if not a specific number, maybe do you feel it could be as significant as the Macy’s contribution in ‘08?
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
It is not launching completely in January. We do believe that the two biggest opportunities for our merchandising segment are Macy’s and Costco. We have said this consistently. What we love about Costco is that they carry limited SKU’s, high-volume SKU’s. So we are very focused on making sure every single one of those SKU’s we launch next year are things that can drive significant business. So I am not going to quantify that right now, but I think that, you know, we have steered, in every way we can, that we believe this is the other great opportunity for the company going forward.
Rich Ingrassia - Roth Capital — Analyst
Okay. Thank you.
Operator
Thank you. Our next question comes from Richard Tullo from Sidoti & Company.
Richard Tullo - Sidoti & Company — Analyst

Yes, my question is regards to the KB Homes, how many houses were sold in the quarter and did you recognize any revenue? And when can we expect that you will recognize revenue from the KB Homes deal?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes, well, when we give out our full-year sale numbers, so we are targeting about 400 to 450 homes to be sold in the full year. But, you know, the way the contract is structured, and we got into this a little bit, is that that initial sort of pilot program or test program in Cary, North Carolina is based upon a margin. So while we are selling homes and selling plenty of homes, we are actually not getting paid under that contract. Because as housing prices have declined, we are below the margin threshold. So while we are targeting these 400 to 450 homes, that does not necessarily translate into profitability, and that is why I highlighted it in the earnings release and then our speech.
Richard Tullo - Sidoti & Company — Analyst
Ah, of course (cut)
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
The second (cut)
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
The second contract is a different contract, which is really just a straight percentage on homes sold. We are still impacted there by the softness in home prices, so that our initial forecast, internal forecasts for KB Homes were higher than we are currently selling. That said, we do believe this is a great business long term. At some point, the housing market is going to stabilize and turn around. And these developments, which have between, let us say, 150 homes to about 800 homes per development, will be an ongoing annuity for the company. Right now, what we are focused on is making sure that these homes continue to delight consumers, and that we continue to outsell other similar communities in any market we go into. And that is about as much as we can do at this point until the market turns around.
Richard Tullo - Sidoti & Company — Analyst
What do we need to see from the market in order to see revenues from this project?
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Well, there are revenues. Let us be clear. This is — this contributes to the company at this point. It is just contributing at a lower level than we had anticipated. Nobody knew at that point exactly how deep this housing softness really would turn out to be. So, it will continue to contribute, but as housing prices begin to go up again, it will contribute more.
Richard Tullo - Sidoti & Company — Analyst
Okay. A follow-up.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO

Do you want to add anything to that?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Sorry?
Richard Tullo - Sidoti & Company — Analyst
Oh, just a follow-up to merchandising.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes.
Richard Tullo - Sidoti & Company — Analyst
Excluding last year’s $3 million one-time benefit, looks like merchandising revenues are up about $2 million year-over-year? Would you attribute that to a pickup in the Kmart business, the Macy’s launch, or anything else in particular?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Excuse me, the biggest part of the increase is the launch of Macy’s, which officially launched September 10th. So the biggest piece of that increase is Macy’s. And then you have crafts in there contributing to an increase on a year-over-year basis as well. I would actually say while Kmart sales on a relative basis, meaning relative to Q1 and Q2 have improved, they were still down on a year-over-year basis.
Richard Tullo - Sidoti & Company — Analyst
Fair enough. And the cost savings, was that entirely from broadcast or were there other areas that you saved money?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
The principal area of cost savings to date have been in broadcasting where we reduced the production budget by several million dollars, and that will roll in over the course of a season. But where we are knee-deep in the 2008 budget process, and one of, you know, the over one arching goals is cost reduction initiatives company wide.
Richard Tullo - Sidoti & Company — Analyst
Thank you.
Operator

Thank you. Our next question is coming from David Kestenbaum from Morgan Joseph.
David Kestenbaum - Morgan Joseph — Analyst
Yes. Thanks. Can you just talk about Marthapedia, when do you plan to roll it out? How much are you going to spend on it? Can you just elaborate more in the business model behind it?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes. Let me talk about the financial side, I will let Susan talk about what the product side. So, financially, this is really Stage 1. We engaged an outside firm to size the market, tell us what to build with cost, what it looks like and then what in judge the opportunity, and make a go, no-go decision in the fourth quarter. That is why the expense of the cost associated is actually expensed in the quarter and not capitalized. Once they come back to us and we make this decision, the costs related to it next year, which we do not have yet, would be capitalized. And I will let Susan talk about the actual product.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Yes, I think that it is clear to us and should be to all of you, I do not know how many of you saw the home keeping handbook, but it is — it is just one indication of how much information this company has on anything related to the home. So the idea here is to create a one-stop shop place to go for any information about how to do anything from, you know, organize your pantry, get stains out of X or Y, wash this or that. Literally, millions and millions of pieces of information. So, we want to make it simple and easy to use for consumers, and really to be a place that comes up with solutions, quick solutions for you to issues you have, but that also would allow some interactive components where users can also be adding, not to the main body of this, but adding to the knowledge base with whatever their best practices are in all of these cases. So we are very excited about it. All the initial research we have done on it is very promising. We have a company going through the first phase of the conceptualization of it, and as Howard said, once that’s delivered to us by year-end, we’ll have a much better sense of the opportunity and whether we will go forward with it.
David Kestenbaum - Morgan Joseph — Analyst
Okay. Then Howard you took down the guidance a little bit on EBITDA. Can you quantify how much was related to Marthapedia versus the softness in the housing market?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes. Marthapedia was roughly a $0.5 million of expense in the period. There are three factors that play here, there is the staffing cost, there is the housing market, and Marthapedia. They were in a very rough basis, you know, equal contributors.
David Kestenbaum - Morgan Joseph — Analyst
Okay.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Although just as a — as an aside, we are going to — that is not a run rate increased in costs.

David Kestenbaum - Morgan Joseph — Analyst
Okay.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Those, the staff costs, I think Howard is referring to, we brought several people in under Wenda Harris Millard as sales people, and so there are some one-time costs in there.
David Kestenbaum - Morgan Joseph — Analyst
Okay. And then finally, considering that you are rolling out Kmart seemed to have some — early success there, I mean sorry, Macy’s. How has that — how that affected your relationship with Kmart? I mean, do you feel more positive that, you know, they may renew in 2010, when that relationship expires? and how do you feel about that in general today?
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
I am just going to say the same thing I have said, which is that that is still several years off and I do not think we have anything new to add to that conversation. We are, you know, very pleased with the response, consumer response to the refreshed fashion bedding collection, and, you know, we will continue to try to refine and deliver great products there. But in terms of a go-forward strategy, I have nothing to add.
David Kestenbaum - Morgan Joseph — Analyst
Okay. Thank you.
Operator
Thank you. Once again, if you would like to pose a question, please press “star 1” on your telephone keypad. Our next question is coming from Michael Meltz with Bear Stearns.
Michael Meltz - Bear Stearns — Analyst
Great, thank you. I have a few questions on the publishing group. Can you tell us what Martha Stewart Living, what the actual ad revenues were up there in the quarter, as well as circulation revenues? And then secondly on MSL, you are lifting the rate base 2.5% or so, what are you doing with ad rates starting January 1, and I have a few follow-up?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes. So we are going to take the rates — the total rate, you have a 5% plus the CPM increased, we are targeting a 7% total increase. Let me give you the Living increase, right here is about 30% is a little bit north of 30%. The ad revenue increased in Martha Stewart Living. Circ is essentially flat.

Michael Meltz - Bear Stearns — Analyst
Yes. Okay your comment about margin, publishing margin in the fourth quarter, certainly you had a great margin in the third quarter. What is pulling down the margin in the fourth quarter there? Can you just give us a little bit more clarity?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes. And then Michael, I actually made that footnote change to my speech for you.
Michael Meltz - Bear Stearns — Analyst
Thanks.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
In that you, there is a big positive disconnect in the ad revenue versus the page growth in Living in the fourth quarter. With the relates to the margin, the fourth quarter is our direct mail period. So we dropped, you know, substantially all of our direct mail in the fourth quarter. And you expense it as incurred. You do not amortize it over the period. So that is the issue as to why the margin will erode in the fourth quarter. And it has been like that, you know, for several years now.
Michael Meltz - Bear Stearns — Analyst
Okay. On Kmart, can you give us the total sales in comp, store sales declines in Q3?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes, we can. So total sales, excuse me for the third quarter were down 15.1, comp. store is down 14.6. Let me — I do not want to get too into the weeds, but, you know, we have launched refreshed fashion bedding in the period, which is a sub category Soft Home, Soft Home, being one of the bigger categories we participate in. So in the six weeks post-launch as compared to the year-to-date period prior to launched, fashion bedding was up, you know, just over 40%. So you saw this, you know, relative to the first or last time we spoke you, relative to the second quarter, our sales or our rate of decline has improved. And the point here is simply, you know, design and refresh your product and consumers appreciate it.
Michael Meltz - Bear Stearns — Analyst
Yes, can you tell us in that six-week period what have — how have Kmart total sales trended?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Total sales for our product?
Michael Meltz - Bear Stearns — Analyst

Yes.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Or for the store? Total sales during that same period were down about 9%.
Michael Meltz - Bear Stearns — Analyst
Okay.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
And let me just, go a little deeper here. You know, total Soft Home, which is our single largest category. Total Soft Home was down 21% pre-launch or pre-relaunch and in total post-launch was up about 3%. So the fashion bedding performance really impacted the overall Soft Home business significantly.
Michael Meltz - Bear Stearns — Analyst
Okay. One question on Macy’s. I do not think I can let you off the call without some quantification here, given how important it is. Can you tell us, give us some sense as to where you’re tracking close to how you had anticipated on an annualized basis or what can you tell us about that launch thus far?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes, I think it is more of a — we feel really good about it. We are not going to provide any quantification of the sales.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Yes, this is too new a program, Michael.
Michael Meltz - Bear Stearns — Analyst
Program. Yes.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
Obviously, by our next call we will have a quarter’s results under our belts. This is a, you know, — first of all, it is a new program, and it is so early right now that I think we would fear misguiding you. We also want to be careful that our — we are very encouraged by the early results, but, you know, there is a lot of uncertainty in the overall retail market. You read the same things we do, or listen to the same earnings calls we do, and I think that to be too forward-looking in what this quarter’s going to do, given that, would be — would not be smart.
Michael Meltz - Bear Stearns — Analyst

Okay.
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
So I am — what I am really saying is that we are extremely encouraged. I think we feel that we are doing what we anticipated at this point, and we are very hopeful for fourth quarter as a whole. But there is enough uncertainty out there that we are not going to give numbers out at this point.
Michael Meltz - Bear Stearns — Analyst
Okay. Thank you.
Operator
Thank you. Our final question is from Rich Tullo of Sidoti & Company.
Richard Tullo - Sidoti & Company — Analyst
Hello.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Yes. Go ahead, I think they mispronounced the name of your company.
Richard Tullo - Sidoti & Company — Analyst
And my name, you know, but use to that.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
You should do some promotion.
Richard Tullo - Sidoti & Company — Analyst
You, know that is what happens when you got the vowel at the end of your name, you know, you have to get developed- you get use to that. Quick question, it looks like cash building will continue to build, cash can be built, how will you deploy the cash? I mean, in the past you said that you were looking towards acquisitions. With the stock being down, would you consider a buyback?
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO

We have a very active acquisition pipeline, we continue to be pretty disciplined and have recently walked away from something. And, you know, next year, we are deep in the budget process. Next year, or says 6 to 12 months from now. We will consider a stock buyback. But, today we are very focused on this M&A pipeline. But, yes, we will certainly be considering it next year.
Richard Tullo - Sidoti & Company — Analyst
And with the deals that you are looking at, are they in the yoke of Body + Soul, or they are something different?
Susan Lyne - Martha Stewart Living Omnimedia — President/CEO
No, we are actually not focused on publishing acquisitions. There are two areas where we are very active. One is Internet companies that could give us either quality traffic or more importantly, tools and applications that would be valuable across our site, and that might allow us to jump our internal development plans. And the second one is brands that we believe have a lot of consumer interest where we know we have an extremely strong internal design group and merchant team, and where we believe we could leverage that infrastructure to grow a business dramatically. Those are really the two areas we were focused on.
Richard Tullo - Sidoti & Company — Analyst
Okay. Thank you.
Operator
Thank you. At this time, there are no further questions. This does conclude today’s conference call. You may now disconnect and have a wonderful day.
Howard Hochhauser - Martha Stewart Living Omnimedia — CFO
Thank you.